Exhibit 10.1

SEVENTH AMENDMENT TO LOAN AGREEMENT

This SEVENTH AMENDMENT TO LOAN AGREEMENT (this “Amendment”) is entered into on the 15th day of November 2019 (the “Effective Date”), by and between GEOSPACE TECHNOLOGIES CORPORATION, a Texas corporation, successor-by-merger to GEOSPACE TECHNOLOGIES CORPORATION, a Delaware corporation (the “Borrower”), EACH OF THE DOMESTIC SUBSIDIARIES OF THE BORROWER identified on Schedule I attached hereto (collectively, the “Guarantor”), and FROST BANK, a Texas state bank (the “Bank”).

R E C I T A L S

WHEREAS, Borrower, Guarantor and Bank entered into that certain Loan Agreement dated as of September 27, 2013, as amended by that certain First Amendment to Loan Agreement executed by the parties on December 16, 2013, to be effective as of September 27, 2013, that certain Second Amendment to Loan Agreement entered into by the parties on May 4, 2015, that certain Third Amendment to Loan Agreement entered into by the parties on May 9, 2017, that certain Fourth Amendment to Loan Agreement entered into by the parties on October 25, 2017, that certain Fifth Amendment to Loan Agreement entered into by the parties on November 8, 2018, and that certain Sixth Amendment to Loan Agreement entered into by the parties on March 29, 2019 (as hereby and from time to time further amended, restated, supplemented, modified or replaced, the “Agreement”; a capitalized term used herein but not otherwise defined herein shall have the meaning assigned to such term in the Agreement);

WHEREAS, Borrower, Guarantor and Bank have agreed that certain terms or provisions of the Agreement be amended in the manner set forth herein to be effective as of the Effective Date; and

WHEREAS, Borrower, Guarantor and Bank hereby acknowledge that the terms and provisions of this Amendment constitute an amendment and modification of, and not a novation of, the Agreement or any other Loan Document.

NOW, THEREFORE, for and in consideration of the premises and mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

A G R E E M E N T S

1.    Definitions; Recitals. The term “Loan Agreement” or “Agreement” (as the case may be) as used herein, in the Agreement and in the other Loan Documents, shall mean the Agreement as hereby amended and modified, and as further amended, restated, supplemented, modified or replaced from time to time as permitted thereby. The Recitals set forth above are hereby incorporated by reference into this Amendment.

2.    Amendment of the Agreement. Subject to the conditions hereof and upon satisfaction of the conditions set forth in Section 6 hereof, the Agreement is hereby amended, effective as of the Effective Date, as follows:

a.    Definition of Termination Date. Section 1.01 of the Agreement is hereby amended by deleting the definition of “Termination Date” contained therein and substituting the following definition of “Termination Date” in lieu thereof:

“Termination Date” means April 30, 2022.

b.    Dividends. Section 7.08 of the Agreement is hereby amended by deleting said section in its entirety and substituting the following in lieu thereof:

Section 7.08. Dividends. Declare or pay any dividends or Distributions (excluding distributions solely of capital stock or partnership interests) or make any other payment (in cash, property, or obligations) on account of its capital stock or partnership interests, as applicable, or redeem, purchase, retire, or otherwise acquire any of its capital stock, or set apart any money for a sinking or other analogous fund for any dividend or other distribution on its capital stock or for any redemption, purchase, retirement, or other acquisition of any of its capital stock (excluding any net or cashless exercise of stock options); provided, that Borrower and its Subsidiaries may declare or pay any dividends or Distributions or redeem, purchase, retire, or otherwise acquire any of their respective capital stock if, after giving effect to such dividend or Distribution or redemption, purchase, retirement or other acquisition of such capital stock, Borrower remains in pro forma compliance with the covenants contained in Article VIII hereof. Borrower will not permit any Guarantor to grant or issue any capital stock (other than shares outstanding as of the Closing Date) or any warrant, right or option pertaining to its capital stock, or issue any security convertible into capital stock.

c.    Financial Covenants. Section 8.01 of the Agreement is hereby amended by deleting said section in its entirety and substituting the following in lieu thereof:

Section 8.01. Unencumbered Liquid Assets. Maintain Unencumbered Liquid Assets of the Borrower and its Subsidiaries on a consolidated basis having an aggregate market value of not less than $5,000,000.00, to be tested as of the end of each fiscal quarter; notwithstanding the foregoing, however, commencing with the fiscal quarter ending December 31, 2020, and for each fiscal quarter thereafter, Borrower and its Subsidiaries must maintain Unencumbered Liquid Assets, on a consolidated basis, having an aggregate market value of not less than $10,000,000.00, to be tested as of the end of each such fiscal quarter. For purposes of this covenant, “Unencumbered Liquid Assets” means the following assets (excluding margined assets, assets of any retirement plan, and any assets protected by bankruptcy laws) which (i) are held in the United States or any foreign country, (ii) are not subject to any lien, pledge, security interest, or claim of any creditor (other than pursuant to the Loan Documents), and (iii) may be converted to cash within five Business Days: (A) cash or cash equivalents in accordance with GAAP; (B) United States Treasury or governmental agency obligations which constitute full faith and credit of the United States of America; (C) commercial paper rated P-1 or A-1 by Moody’s Investors Service or by Standard & Poor’s, respectively; (D) short, medium and long-term securities rated investment grade by one of the rating agencies described in (C) above; (E) Eligible Stocks; and (F) mutual funds quoted in The Wall Street Journal (U.S. Edition) which invest primarily in the assets described in (A) – (E) above; and “Eligible Stocks” means any common or preferred stock which (i) is not subject to statutory or contractual restrictions on sales, (ii) is traded on the New York Stock Exchange, NYSE American, or included in the Global Select Market Tier or Global Market Tier of NASDAQ, and (iii) has, as of the close of trading on an applicable exchange (excluding after-hours trading), a per share price of at least $10.

d.    Financial Covenants. Section 8.02 of the Agreement is hereby amended by deleting said section in its entirety and substituting the following in lieu thereof:

Section 8.02. Tangible Net Worth. Maintain Tangible Net Worth of not less than $140,000,000.00, to be tested as of the end of each fiscal quarter; notwithstanding the foregoing, however, commencing with the fiscal quarter ending December 31, 2020, and for each fiscal quarter thereafter, Borrower must maintain Tangible Net Worth of not less than $145,000,000.00, to be tested as of the end of each such fiscal quarter. For purposes of this covenant, “Tangible Net Worth” means (i) total assets, (ii) less intangible assets, (iii) less total liabilities, (iv) plus Subordinated Debt, in each case, of the Borrower and its Subsidiaries on a consolidated basis, calculated in accordance with GAAP.

3.    Full Force and Effect of Agreement. Except as hereby specifically amended, modified or supplemented, Borrower hereby acknowledges and agrees that the Agreement and all of the other Loan Documents are hereby reaffirmed, confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.

4.    Representations and Warranties of Borrower. Borrower hereby certifies that:

a.

The representations and warranties of Borrower contained in the Agreement and the other Loan Documents, or which are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date;

b.

This Amendment has been duly authorized, executed and delivered by Borrower and constitutes a legal, valid and binding obligation of Borrower, except as may be limited by general principles of equity or by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally; and

c.	No Event of Default, nor any event which, upon the giving of notice or lapse of time or both may become an Event of Default, exists under the Agreement or any other Loan Document.

5.    Confirmation of Liens. Borrower hereby confirms, extends, and renews to Bank the security interests, liens and rights of any and all security for all indebtedness and performance of all obligations owed by Borrower under the Loan Documents (the “Liabilities”) including, but without limitation, the liens, security interests and rights set forth in the Agreement (as modified hereby) and the other Loan Documents to secure payment of the Liabilities. Borrower confirms that the liens, security interests and rights of Bank under the Agreement (as modified hereby) and the other Loan Documents are valid and subsisting liens, security interests and rights against the properties described therein. Borrower confirms that the Amendment shall in no manner affect or impair any of the liens, security interests or rights securing payment of the Liabilities and that those liens, security interests and rights are not and shall not in any manner be waived. Bank shall have the right to exercise all rights and remedies of Bank under the Agreement (as modified hereby) and the other Loan Documents and under applicable law upon the occurrence of any Event of Default (subject to any applicable notice and/or cure period(s)) under the Agreement (as modified hereby) or any of the other Loan Documents and under any and all existing or future amendments or modifications to the Agreement (as modified hereby) or any of the other Loan Documents or to the terms or provisions thereof. Nothing contained in this Amendment shall prejudice, act as, or be deemed to be a waiver of any right or remedy available to Bank by reason of the occurrence or existence of any fact, circumstance or event constituting an Event of Default under the Agreement (as modified hereby) or any of the other Loan Documents.

6.    Conditions to Effectiveness. This Amendment shall become effective upon the satisfaction of the following conditions precedent on or before the Effective Date:

a.	Bank shall have received two (2) original counterparts of this Amendment executed by Borrower; and

b.	Bank shall have received such other documents, instruments and certificates as reasonably requested by Bank.

Upon the satisfaction of the conditions set forth in this Section 6, this Amendment shall be effective as of the Effective Date.

7.    Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original (including electronic copies) but all of which together shall constitute one and the same instrument.

8.    Governing Law. This Amendment shall in all respects be governed by, and construed in accordance with, the laws of the State of Texas, without regard to conflicts of laws principles, and with the laws of the United States of America, as applicable.

9.    Enforceability. Should any one or more of the terms or provisions of this Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other terms and provisions nevertheless shall remain effective and binding on the parties hereto.

10.    No Novation. This Amendment is given as an amendment and modification of, and not as a payment or satisfaction of, all of the Liabilities and is not intended to constitute a novation of any of the Liabilities. All of the Liabilities shall continue in full force and effect.

11.    [Reserved]

12.    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of each of Borrower and Bank and their respective successors, assigns and legal representatives; provided, however, that Borrower may not, without the prior written consent of Bank, assign any of its respective rights, powers, duties or obligations hereunder.

13.    Expenses. Without limiting the terms or provisions of the Agreement or the other Loan Documents as same relate to payment of costs and fees (including, but without limitation, those terms or provisions related to payment of costs of collection), Borrower agrees to pay all reasonable out of pocket costs and expenses (including without limitation reasonable fees and expenses of any counsel, financial advisor and agent for Bank) incurred before or after the date hereof by Bank or its affiliates in connection with the preparation, negotiation, execution, delivery and administration of this Amendment, the Agreement (as modified hereby), and the other Loan Documents.

14.    Further Assurances. Borrower agrees to provide to Bank all such other documents and/or instruments as Bank reasonably may request to further accomplish the purposes of this Amendment.

15.    Waiver of Jury Trial. THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR IN CONNECTION WITH THIS AMENDMENT, THE AGREEMENT (AS MODIFIED HEREBY) OR ANY OTHER LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

16.    Entire Agreement. THIS AMENDMENT, THE AGREEMENT (AS MODIFIED HEREBY), AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN BORROWER, GUARANTOR AND BANK RELATED TO THE SUBJECT MATTER HEREIN CONTAINED AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the day and year first above written.

BORROWER:

GEOSPACE TECHNOLOGIES CORPORATION,
a Texas corporation

By:	/s/ Thomas T. McEntire
Name:	Thomas T. McEntire
Title:	Vice President and CFO

GUARANTOR:

GTC, INC.
EXILE TECHNOLOGIES CORPORATION
GEOSPACE ENGINEERING RESOURCES INTERNATIONAL, INC.
GEOSPACE FINANCE CORP.
GEOSPACE J.V., INC.
GEOSPACE TECHNOLOGIES,
SUCURSAL SUDAMERICANA LLC

By:	/s/ Thomas T. McEntire
Name:	Thomas T. McEntire
Title:	Vice President and CFO

BANK:

FROST BANK,
a Texas state bank

By:	/s/ Larry Hammonds
Name:	Larry Hammonds
Title:	Market President

Schedule I

(1)	GTC, Inc., a Texas corporation

(2)	Exile Technologies Corporation, a Texas corporation

(3)	Geospace Engineering Resources International, Inc., a Texas corporation

(4)	Geospace Finance Corp., a Texas corporation

(5)	Geospace J.V., Inc., a Texas corporation

(6)	Geospace Technologies, Sucursal Sudamericana LLC, a Texas limited liability company